Exhibit 99.1

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash	$14,376	$10,570
Receivables:
Trade, net of allowance for doubtful accounts of $1.6 million and $0.9 million, respectively	95,464	83,976
Other	5,842	2,167
Inventories	6,818	6,827
Prepaid expenses and other current assets	4,735	4,035
Total current assets	127,235	107,575

Property and equipment, net	114,390	106,169
Goodwill	43,823	37,005
Intangible assets, net of accumulated amortization of $32.7 million and $28.5 million, respectively	49,822	50,080
Other assets	1,157	1,276
Total assets	$336,427	$302,105

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$45,016	$42,124
Accrued wages and benefits	3,871	3,777
Deferred revenue	4,532	2,012
Other current liabilities	168	1,152
Current portion of term loans	3,080	5,510
Current portion of equipment loan	-	500
Borrowings outstanding under revolving credit agreements	5,700	8,211
Total current liabilities	62,367	63,286

Term loans, net of current portion and deferred financing costs	294,892	188,473
Equipment loan, net of current portion	-	556
Deferred taxes	309	241
Asset retirement obligation	1,352	650
Other long-term liabilities	339	5,800
Total liabilities	359,259	259,006

Commitments and contingencies

Members’ Equity (Deficit)
Common units	64,150	64,150
Additional paid in capital	14,331	78,057
Accumulated deficit	(95,252)	(93,805)
Accumulated other comprehensive loss	(6,061)	(5,303)
Total members’ equity (deficit)	(22,832)	43,099
Total liabilities and members’ equity (deficit)	$336,427	$302,105

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2018	2017	2018	2017

Operating revenue	$99,982	$72,263	$252,906	$184,625

Costs and expenses
Operating expenses, including cost of revenue (exclusive of depreciation and amortization)	62,734	45,186	168,524	122,919
General and administrative expenses	19,234	11,491	39,427	28,974
Depreciation and amortization	9,889	6,602	21,673	19,345
Management fees	595	379	1,395	1,209
Acquisition expense	1,042	22	4,328	456
Other expense, net	531	482	2,871	2,540
Total costs and expenses	94,025	64,162	238,218	175,443
Operating income	5,957	8,101	14,688	9,182

Other income (expenses)
Interest income	-	5	-	6
Interest expense	(6,041)	(3,628)	(13,674)	(10,533)
Foreign currency transaction loss	(67)	(422)	(26)	(383)
Loss on debt extinguishment	-	-	(2,720)	-
Other income (expenses)	4	2	(4)	(31)
Total other expenses, net	(6,104)	(4,043)	(16,424)	(10,941)
Income (loss) before income taxes	(147)	4,058	(1,736)	(1,759)
Income tax expense (benefit)	731	19	(289)	219
Net income (loss)	$(878)	$4,039	$(1,447)	$(1,978)

Other comprehensive loss, net of tax
Foreign currency translation loss	(218)	(4,785)	(758)	(5,483)
Total other comprehensive loss	(218)	(4,785)	(758)	(5,483)
Comprehensive income (loss)	$(1,096)	$(746)	$(2,205)	$(7,461)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months ended September 30,
	2018	2017

Cash Flows from Operating Activities:
Net loss	$(1,447)	$(1,978)
Adjustments to reconcile loss to net cash provided by operating activities:
Depreciation of property and equipment	17,314	14,997
Amortization of intangible assets	4,359	4,348
Accretion of asset retirement obligation	52	-
Amortization of deferred financing costs	1,237	896
Bad debt expense	423	235
Deferred income tax provision (benefit)	68	(7)
Realized gain from equipment sales or retirements	-	(6)
Loss on extinguishment of debt	2,720	-
Changes in operating assets and liabilities, net of acquisition:
Trade and other receivables	(1,054)	(12,162)
Inventories	102	1,313
Prepaid expenses	(60)	(505)
Other assets	62	633
Accounts payable and accrued expenses	(6,027)	8,298
Accrued wages and benefits	(44)	(1,992)
Deferred revenue	2,520	1,979
Other current liabilities including current income taxes	(2,043)	(1,663)
Other liabilities	(3,612)	(3,851)
Net cash provided by operating activities	14,570	10,535

Cash used in investing activities:
Acquisition of business, net of cash acquired	(27,288)	-
Capital expenditures	(15,838)	(13,778)
Proceeds from the sale of property and equipment	-	84
Restricted cash	-	1,475
Net cash used in investing activities:	(43,126)	(12,219)

Cash provided by (used in) financing activities:
Borrowings from term loans	308,000	23,150
Principal payments on term loans	(197,927)	(25,136)
Borrowings from revolving credit facilities	10,983	-
Repayments of borrowing from revolving credit facilities	(13,494)	-
Principal payments on equipment loan	(1,056)	(424)
Payments of debt issuance costs	(9,660)	(239)
Distributions	(86,543)	-
Capital contributions	22,817	4,121
Net cash provided by financing activities:	33,120	1,472

Effects of foreign exchange rates on cash and cash equivalents	(758)	467

Net increase (decrease) in cash	3,806	255
Cash, beginning of period	10,570	14,204
Cash, end of period	$14,376	$14,459

Supplemental Information:
Cash interest paid	$8,840	$970
Cash income taxes paid	$463	$219

Noncash Investing and Financing Activities:
Financed acquisitions of property and equipment	$103	$2,002
Asset retirement obligation	$650	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

Overview

On January 6, 2012 JFL-NRC Holdings, LLC, (“NRC Holdings”) was formed under Delaware law by its sole member, JFL-NRC Partners, LLC (“NRC Partners”). NRC Partners is ultimately majority-owned by funds advised by J.F. Lehman and Company (“JFL”), a leading middle-market private equity firm focused on the defense, aerospace, maritime, government and environmental sectors, for the purpose of acquiring National Response Corporation and its affiliated businesses from affiliates of SEACOR Holdings, Inc. (“SEACOR”). On March 16, 2012, NRC Holdings completed the acquisition (the “NRC Acquisition”) of all of the issued and outstanding stock of National Response Corporation and its affiliated businesses including, among others, NRC Environmental Services, SEACOR Response and SEACOR Environmental Products (collectively “NRC”) from SEACOR for $97.0 million, excluding approximately $7.5 million of transaction related expenses. The NRC Acquisition was financed through an equity contribution from JFL affiliated investment funds and others (including management) and debt financed through a secured credit facility. Prior to March 16, 2012, NRC Holdings did not engage in any business except for activities related to its formation.

SES Holdco, LLC (“SES Holdco”) was formed under Delaware law by its sole member JFL-SES Partners, LLC (“SES Partners”) on May 5, 2015 to acquire Sprint Energy Services, LLC (“SES” or “Sprint”). SES Partners is ultimately majority-owned by funds advised by JFL and was formed in connection with and for the purpose of acquiring SES. Sprint offers a diverse portfolio of oilfield support services and functions for customers in oil and gas exploration companies, midstream pipelines, plant operators and other oilfield services companies active in the Eagle Ford Shale in South Texas, the Permian Basin of West Texas, Oklahoma, Pennsylvania and New Mexico. The services offered enable the customers to rely on SES for their fluid management, environmental compliance, personnel safety and well-site management needs. Sprint Karnes County Disposal LLC (a Texas limited liability company) (“SKCD”), is a wholly owned subsidiary of SES. SKCD applied for an oilfield waste disposal permit from the Railroad Commission of Texas and received approval as of December 31, 2015.

In June 2018, NRC Partners and SES Partners formed a Delaware limited liability company, JFL-NRC-SES Partners, LLC (“JFL Partners”), and contributed their respective equity interests in NRC Holdings and SES Holdco to JFL Partners. JFL Partners formed NRC Group Holdings, LLC (“NRC Group” or the “Company”) and contributed all of its equity interest in NRC Holdings and SES Holdco to NRC Group. On June 11, 2018, NRC Group made a distribution payment of approximately $86.5 million to JFL Partners, LLC (the “Dividend Recapitalization”). See Note 7. Following the Dividend Recapitalization, NRC Group became the holding company for NRC Holdings and SES Holdco. The condensed consolidated financial statements of NRC Holdings and SES Holdco have been combined and retrospectively recast for all periods presented in the condensed consolidated financial statements because the Dividend Recapitalization and related combination of NRC Holdings and SES Holdco was between entities under common control. Accordingly, the financial results and financial position of NRC Group have been retrospectively adjusted to include the financial results and financial position of NRC Holdings and SES Holdco in the current and prior periods presented. As JFL Partners retained control of NRC Holdings and SES Holdco, the assets and liabilities transferred to NRC Group were recorded at their respective carrying values similar to a pooling-of-interests.

NRC Group is engaged in four primary segments which are operated and managed regionally as follows: (i) standby oil spill compliance and response conducted in the United States (“Domestic Standby Services”), (ii) environmental and industrial services (“Domestic Environmental Services”) operated in regions across the United States, (iii) international standby oil spill and emergency response services, specialty industrial and environmental solutions to the oil and gas, petrochemical, renewables, utilities, civil engineering and construction sectors, principally in the North Sea region (collectively “International Services”), and (iv) specialized environmental and waste management services (“Sprint”) to customers in the energy markets. Through its domestic and international wholly-owned subsidiaries, the Company primarily provides these services to oil and gas, chemical, industrial and marine transportation clients in the United States and abroad.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

NRC Group’s condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The NRC Group financial statements were prepared on a stand-alone basis derived from the financial statements and accounting records of NRC Holdings and SES Holdco. These condensed consolidated financial statements reflect the historical results of operations, financial position and cash flows of NRC Holdings and SES Holdco as they were historically managed and adjusted to conform with GAAP. The condensed consolidated financial statements are presented as if NRC Group had operated on a stand-alone basis for all periods presented and include the accounts of NRC Holdings, SES Holdco and their subsidiaries, all of which are controlled by JFL Partners. All significant intercompany accounts and transactions have been eliminated in consolidation.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Condensed Consolidated Balance Sheet as of September 30, 2018, and the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) and the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2018 and 2017 are unaudited. These unaudited interim financial statements have been prepared on the same basis as the audited consolidated financial statements, and in management’s opinion, includes all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of September 30, 2018 and its results of operations and cash flows for the three and nine months ended September 30, 2018 and 2017. The financial data and the other financial information disclosed in the notes to these condensed consolidated financial statements related to the three and nine month periods are also unaudited. Certain information and disclosures included in the annual consolidated financial statements have been omitted for the interim periods pursuant to the rules and regulations of the SEC. The results of operations for the three and nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the Company’s condensed consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable at the time under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies to those previously disclosed in the 2017 annual consolidated financial statements.

Recent Accounting Pronouncements

Standards implemented

In January 2017, the Company early adopted ASU 2017-01. The FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in this update provide a more robust framework to use in determining when a set of assets and activities is a business. The amendments in this update should be applied prospectively and are effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. The Company adopted ASU 2017-01 as of January 1, 2018. The adoption did not have any effect on the Company’s condensed consolidated financial statements and related disclosures.

In January 2017, FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendment simplified the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. The Company adopted ASU 2017-01 as of January 1, 2018. The adoption of ASU 2017-04 did not have any effect on the Company’s condensed consolidated financial statements and related disclosures.

Standards to be implemented

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The FASB subsequently issued ASU 2016-10, Revenue from Contracts with Customers: (Topic 606) Identifying Performance Obligations and Licensing, to address issues arising from implementation of the new revenue recognition standard. ASU 2014-09 and ASU 2016-10 are effective for the Company for interim and annual periods beginning January 1, 2019. The revenue standards are required to be adopted by taking either a full retrospective or a modified retrospective approach. The Company is continuing to assess the impact of the new guidance on its accounting policies and procedures and is evaluating the new requirements as applied to existing revenue contracts. The Company has engaged a consultant to perform its review of its contract portfolio and is currently finalizing its evaluation of the effect that ASU 2014-09 will have on its condensed consolidated financial statements and related disclosures. The Company will complete this process during the fourth quarter of 2018 and anticipates a modified retrospective application upon adoption in the first quarter of 2019.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10 and ASU 2018-11 (collectively, Topic 842). Topic 842 requires companies to generally recognize on the balance sheet operating and financing lease liabilities and corresponding right-of-use assets. Topic 842 is effective for annual and interim periods beginning after December 15, 2019 for emerging growth companies and private companies, with early adoption permitted. The Company is currently evaluating the impact of the pending adoption of Topic 842 on its consolidated financial statements. The Company currently expects that most of its operating lease commitments will be subject to the new standard and recognized as operating lease liabilities and right-of-use assets upon our adoption of Topic 842, which will increase the total assets and the total liabilities that the Company will report relative to such amounts prior to adoption.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except the losses will be recognized as allowances instead of reductions in the amortized cost of the securities. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators and past due securities. The new provisions will be applied as a cumulative-effect adjustment to retained earnings upon adoption. The new standard will be effective on January 1, 2020 and may be adopted earlier.

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income, (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the newly enacted federal corporate income tax rate under the Tax Cuts and Jobs Act. The amount of the reclassification would be the difference between the historical corporate income tax rate and the newly enacted 21% corporate income tax rate. The new standard is effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2018 with early adoption in any interim period permitted. The Company does not expect the adoption of this guidance to have a material impact on its condensed consolidated Financial Statements.

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The final rule is effective on November 5, 2018, however the SEC staff announced that it would not object if the filer's first presentation of the changes in stockholders' equity is included in its Form 10-Q for the quarter that begins after the effective date of the amendments. As such, the Company plans to use the new presentation of a condensed consolidated statement of stockholders equity within its interim financial statements beginning in its Form 10-Q for the quarter ending March 31, 2019. Other than the new presentation, the Company does not anticipate any material impact to its consolidated financial statements and related disclosures upon adoption.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst, or hierarchy associated with, Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company does not expect the adoption of this guidance to have a material impact on its condensed consolidated financial statements.

3. HENNESSY CAPITAL ACQUISITION CORPORATION MERGER

On October 17, 2018, NRC Group Holdings Corp. (f/k/a Hennessy Capital Acquisition Corp. III) consummated the previously announced acquisition (the “Business Combination”) of all of the issued and outstanding membership interests of NRC Group from JFL Partners, in accordance with the Purchase Agreement, dated as of June 25, 2018 and amended as of July 12, 2018 (the “Purchase Agreement”), between Hennessy Capital Acquisition Corp. III (“Hennessy Capital”) and JFL Partners. Pursuant to the Purchase Agreement, the total purchase price of $394.6 million was paid to JFL Partners in a combination of cash and in shares of NRC Group Holdings Corp. (“NRCG”) common stock. In connection with the closing of the Business Combination (the “Closing”), Hennessy Capital changed its name to “NRC Group Holdings Corp.”

In connection with the Business Combination, and to ensure sufficient funds to finance the cash component of the consideration payable to JFL Partners, NRCG issued and sold to certain investors 750,000 shares of NRCG’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”) for aggregate cash proceeds of $75.0 million and 1,951,220 shares of NRCG’s common stock, par value $0.0001 per share (the “NRCG common stock”) for aggregate cash proceeds of approximately $20.0 million.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Concurrently with the Closing, JFL, through affiliated investment funds, purchased 300,000 newly issued shares of Series A Convertible Preferred Stock for an aggregate purchase price of approximately $29.1 million and 1,951,220 newly issued shares of NRCG’s common stock for an aggregate purchase price of approximately $20.0 million and, in connection with such purchase, received from Hennessy Capital’s sponsor 106,953 additional shares of NRCG’s common stock for no consideration.

4. BUSINESS ACQUISITIONS

Clean Line Acquisition

On March 28, 2018, the Company and Clean Line Waste Water Solutions Limited (“Clean Line”) entered into an agreement for the sale and purchase of the entire issued share capital of Clean Line for approximately $5.7 million, net of cash acquired. Cleanline is a leading provider of environmental, industrial and emergency response services in the United Kingdom. Clean Line is headquartered in Liverpool, England. Goodwill related to Clean Line is not deductible for tax purposes.

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the Clean Line acquisition (in thousands):

Cash and cash equivalents	$90
Trade receivable	1,590
Other current assets	188
Property and equipment	1,907
Intangible assets	1,104
Goodwill	2,619
Accounts payable and accrued expenses	(1,148)
Contingent consideration liability	(507)
Cash purchase price including cash acquired	$5,843

As part of the acquisition of Clean Line the Company recorded a contingent consideration liability of $0.5 million, of which $0.2 million is included in other current liabilities and $0.3 million is included in other long-term liabilities in the Condensed Consolidated Balance Sheets. The contingent consideration represents the estimated fair value of future payments due to the sellers of Clean Line based on Clean Line’s achievement of annual earnings targets in certain years. The initial fair value of the contingent consideration was based on earnings levels estimated through the use of a modified Black-Scholes analysis. The modified Black-Scholes analysis utilized the following assumptions: (i) expected term; (ii) risk-adjusted earnings; (iii) risk-free interest rate; and (iv) expected volatility. There were no adjustments to the contingent consideration liability as of September 30, 2018.

SWS Acquisition

On May 14, 2018, NRC Group acquired the common stock of Progressive Environmental Services, Inc. (“SWS”) in exchange for approximately $21.5 million, net of cash acquired. SWS, headquartered in Fort Worth, Texas, expands NRC Group’s environmental services geographic coverage to 20 locations in eight states throughout the Southeast, Gulf Coast and Midwest of the United States.

In connection with the SWS acquisition, the Company recognized a $1.1 million deferred tax benefit during the second quarter of 2018. As a result of its acquisition of SWS a temporary difference between the book fair value and tax basis for the assets acquired was created resulting in a deferred tax liability and additional goodwill. With the increase in deferred tax liability the Company reduced the deferred tax asset valuation account and recognized a deferred tax benefit.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the SWS acquisition (in thousands):

Cash and cash equivalents	$400
Accounts receivable	12,942
Other current assets	544
Property, plant and equipment	7,037
Deposits	362
Bid bonds	499
Intangible assets	2,879
Goodwill	4,199
Accounts payable and accrued expenses	(5,873)
Deferred tax liability	(1,054)
Cash purchase price including cash acquired	$21,935

5. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following as of September 30, 2018 and December 31, 2017 (in thousands):

	September 30,	December 31,
	2018	2017
	(unaudited)
Vessels and equipment	$34,490	$32,763
Vehicles and trailers	58,718	40,913
Machinery and equipment	115,249	95,217
Office equipment and fixtures	9,484	6,711
Landfill	16,285	10,877
Leasehold improvements	7,643	7,284
Computer systems/license fees	3,830	3,450
Other	-	80
Construction in progress	1,463	2,867
	247,162	200,162
Less: Accumulated depreciation	(132,772)	(93,993)
Property and equipment, net	$114,390	$106,169

For the three months ended September 30, 2018 and 2017, the Company recognized depreciation expense of $8.3 million and $4.8 million, respectively. For the nine months ended September 30, 2018 and 2017, the Company recognized depreciation expense of $17.3 million and $15.0 million, respectively.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. GOODWILL AND INTANGIBLE ASSETS

The table below summarizes the Company’s finite-lived intangible assets as of September 30, 2018 and December 31, 2017 (in thousands):

		Weighted average	September 30, 2018 (Unaudited)
	Useful Lives (Years)	remaining life (Years)	Intangible Assets	Accumulated Amortization	Net Balance
Customer Relationships	10 - 20	10.8	$58,687	$(17,592)	$41,095
Tradenames/Trademarks	5 - 25	10.8	13,003	(6,038)	6,965
Permits/License	2 - 3	3.2	9,974	(8,332)	1,642
Non-compete Agreements	5 - 6	0.8	856	(736)	120
			$82,520	$(32,698)	$49,822

		Weighted average	December 31, 2017
	Useful Lives (Years)	remaining life (Years)	Intangible Assets	Accumulated Amortization	Net Balance
Customer Relationships	10 - 20	11.0	$57,867	$(14,674)	$43,193
Tradenames/Trademarks	5 - 25	13.7	10,798	(5,089)	5,709
Permits/License	2 - 3	1.3	9,015	(8,067)	948
Non-compete Agreements	5 - 6	1.7	856	(626)	230
			$78,536	$(28,456)	$50,080

The intangible assets are being amortized over their respective original useful lives which range from 2 to 25 years. The Company recorded approximately $1.6 million and $1.5 million of amortization expense related to the above intangible assets for the three months ended September 30, 2018 and 2017, respectively. The Company recorded approximately $4.4 million and $4.4 million of amortization expense related to the above intangible assets for the nine months ended September 30, 2018 and 2017, respectively. There were no impairment charges recorded during the nine months ended September 30, 2018 and 2017.

The following table shows the remaining amortization expense associated with intangible assets as of September 30, 2018 (in thousands):

Future Amortization
Three months ending December 31, 2018	$1,487
2019	5,718
2020	5,585
2021	5,098
2022	4,687
Thereafter	27,247
$49,822

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below summarizes the carrying value of goodwill recorded in the Company’s Condensed Consolidated Balance Sheets at September 30, 2018 and December 31, 2017 for each acquisition (in thousands):

	September 30,	December 31,
	2018	2017
	(Unaudited)
OP-TECH Acquisition	$3,638	$3,638
SRS Acquisition	624	624
Emerald Alaska Acquisition	8,146	8,146
ENPRO Acquisition	13,662	13,662
Cleanline Acquisition	2,619	-
SWS Acquisition	4,199	-
Sprint Energy Services Acquisition	10,935	10,935
Total Goodwill	$43,823	$37,005

The table below summarizes the goodwill activities at September 30, 2018 (in thousands):

Goodwill
Ending balance at December 31, 2017	$37,005
Additions - Cleanline acquisition	2,619
Additions - SWS acquisition	4,199
Ending balance at September 30, 2018 (unaudited)	$43,823

The table below summarizes goodwill by reportable segment at September 30, 2018 and December 31, 2017 (in thousands):

	September 30,	December 31,
	2018	2017
	(Unaudited)
Domestic Environmental Services	$30,269	$26,070
International Services	2,619	-
Sprint Segment	10,935	10,935
Total Goodwill	$43,823	$37,005

7. LONG-TERM DEBT

New Credit Facility and Dividend Recapitalization

In connection with the combination of NRC and Sprint, NRC and Sprint (collectively, the “Borrowers”), NRC Group, as parent, and the other Guarantors party thereto entered into the New Credit Facility on June 11, 2018. The New Credit Facility includes a $308.0 million term loan (the “Original Term Loan,” together with the Incremental Term Loan (as defined below), the “Term Loan”), the proceeds of which have been used for, among other things, the funding of a distribution paid to investment affiliates of JFLCo as part of the combination of NRC and Sprint, and a $40.0 million revolving credit facility (the “Revolver”). As of September 30, 2018, there was $5.7 million outstanding on the Revolver. The Revolver matures on June 11, 2023 and the Term Loan matures on June 11, 2024, in each case unless otherwise extended in accordance with the terms of the New Credit Facility. The Borrowers may also incur incremental revolving and term loan commitments pursuant to and in accordance with the terms of the New Credit Facility.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Borrowers and the other Guarantors (including NRC Group) entered into a Joinder Agreement (the “Joinder Agreement”) pursuant to which the Borrowers incurred incremental term loans in the amount of $35.0 million (the “Incremental Term Loan”). The Incremental Term Loan was issued under the existing New Credit Facility and matures in 2024 and accrues interest at a rate of LIBOR plus 5.25%. The incremental term loan is secured on a pari passu basis with the obligations under the New Credit Facility by a first-priority lien on substantially all assets of the Borrowers, NRC Group and the other guarantors. The Incremental Term Loan is governed under NRC Group’s New Credit Facility and contains the same covenants, terms and conditions. The interest rate applicable to the term loan under the New Credit Facility at September 30, 2018 was 7.2%.

Outstanding loans under the New Credit Facility bear interest at the Borrowers’ option at either the Eurodollar Rate plus 5.25% or the Base Rate plus 4.25% per year. In addition, the Borrowers will be charged (1) a commitment fee in an amount equal to 0.50% per annum times the average daily undrawn portion of the Revolver, (2) a letter of credit fee in an amount equal to the applicable margin then in effect for revolving loans bearing interest at the Eurodollar Rate times the average aggregate daily maximum amount available to be drawn under all outstanding letters of credit, (3) a letter of credit fronting fee in an amount equal to 0.125% times the average aggregate daily maximum amount available to be drawn under all letters of credit and (4) certain other fees as agreed between the parties.

The Borrowers are required to make quarterly amortization payments on the Term Loan of $770,000 on September 30, 2018. Commencing on December 31, 2018, the quarterly amortization payments are in the amount of $857,719 with the balance of the Term Loan due at maturity. Subject to (1) customary breakage costs in connection with Eurodollar Rate loans and (2) prepayment fees required to be paid upon the occurrence of a “Repricing Event” (as defined below), the Borrowers may prepay all loans under the New Credit Facility at any time without premium or penalty, subject to notice requirements. Other than in connection with certain specified exceptions, if in connection with (A) any prepayment of the Term Loan with the proceeds of, or any conversion of the Term Loan into, any new or replacement tranche of term loans, the primary purpose of which is to reduce the interest rate margins thereon to have a lower all-in yield than the all-in yield applicable to the Term Loan or (B) any amendment to the New Credit Facility the primary purpose of which is to reduce the effective interest rate applicable to the Term Loan to have an all-in yield lower than the all-in yield applicable to the then outstanding Term Loan (either of the foregoing, a “Repricing Event”) the Borrowers either voluntarily prepay the Term Loan, prepay the Term Loan using proceeds from the incurrence of certain indebtedness or effect any amendment with respect to the Term Loan, in each case, on or prior to April 2, 2019, the Borrowers will be required to pay a prepayment premium to each lender of Term Loans equal to 1.00% of the principal amount of the Term Loans affected by a reduction in interest rate margins held by such lender or Term Loans that are prepaid or 1.00% of the principal amount of the Term Loans held by such lender, as applicable.

Subject to certain thresholds, exceptions and reinvestment rights, the Borrowers are required to prepay the loans under the New Credit Facility upon receipt of net cash proceeds from certain dispositions and casualty/condemnation events and the incurrence of indebtedness, other than indebtedness permitted to be incurred under the New Credit Facility. In addition, commencing with the fiscal year ending December 31, 2019, the Borrowers will be required to make an annual prepayment of the loans under the New Credit Facility in an amount equal to a percentage, determined by reference to the NRC Group’s consolidated first lien net leverage ratio, of the NRC Group’s excess cash flow.

The Borrowers’ obligations under the New Credit Facility are guaranteed by, subject to certain exceptions, substantially all of NRC Group’s present and future wholly owned domestic restricted subsidiaries (other than the Borrowers and other than, among others, foreign subsidiary holding companies and immaterial subsidiaries).

The New Credit Facility is secured by first-priority liens on substantially all assets of the Borrowers, NRC Group and the other guarantors, including without limitation, equity interests in domestic subsidiaries and 65% of the voting interests in first-tier foreign subsidiaries (subject to limitations as regards foreign subsidiary holding companies) and certain vessels.

The New Credit Facility contains, subject to certain carveouts, exceptions and thresholds, representations and warranties, affirmative and negative covenants and events of default that the Borrowers consider customary for an agreement of this type, including a covenant setting a maximum consolidated total net leverage ratio of 5.45:1.00, to be tested when the aggregate outstanding principal amount of all revolving loans plus certain letter of credit obligations and outstanding principal amount of swingline loans exceeds 30% of the revolving credit commitments then in effect. If an event of default occurs and continues, the lenders will be permitted to terminate their commitments under the New Credit Facility, accelerate all outstanding obligations under the New Credit Facility and exercise other rights and remedies, including the commencement of foreclosure or other actions against the collateral. This covenant is not currently in effect.

As of September 30, 2018, NRC Group had $312.9 million outstanding under the New Credit Facility presented net of debt issuance costs of $10.0 million in the Condensed Consolidated Balance Sheets. Interest expense for the nine months ended September 30, 2018 and 2017 includes $1.2 million and $0.8 million of amortization of debt discount, respectively.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NRC Group accounted for the repayment of the Term Loan and Revolver under the 2016 Credit Agreement and the subsequent borrowings under the New Credit Facility primarily as an extinguishment in accordance with ASC 470-50, “Debt — Modifications and Extinguishments”. As a result, NRC Group recorded a non-cash extinguishment loss on debt of $2.7 million during the nine months ended September 30, 2018.

Equipment Loan and Capital Leases

On September 30, 2014, the Company entered into an equipment loan with a 60-month term due in September 2019. The equipment loan was repaid during the nine months ended September 30, 2018.

Additionally, the Company enters into equipment loans that are treated as capital leases. The loans require payments over 6 to 60 months and amounts due under capital leases are included in total liabilities (either current or non-current) in the Condensed Consolidated Balance Sheets. The equipment under the capital leases is included in property and equipment, net and depreciation related to capital lease assets is included in depreciation expense in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Certain of the loans are collateralized by the associated equipment it was issued to finance.

8. TRANSITION SERVICES AGREEMENT AND RELATED PARTY TRANSACTIONS

Transition Services Agreement

Under the terms of the agreement governing the NRC Acquisition, SEACOR owes the Company for certain receivables that the Company had recorded in its consolidated financial statements at the closing of the NRC Acquisition and for certain items that were paid by the Company after the closing of the NRC Acquisition that are subject to indemnification from SEACOR. This is partially offset by amounts due to SEACOR by the Company for certain state income tax refunds received by the Company that pertained to the period prior to the NRC Acquisition. As of September 30, 2018 and December 31, 2017, the outstanding receivable from SEACOR included in the Company’s condensed consolidated balance sheets is as follows (in thousands):

	September 30,	December 31,
	2018	2017
	(Unaudited)
Other current receivables	$-	$600

Related Party Transactions

Revenues from a partner and related entities and expenses for waste hauling services to the same partner were immaterial during the nine months ended September 30, 2018 and 2017.

The Company has a management agreement with JFL whereby it provides services including, among other things, cash flow planning/forecasting and merger/acquisition target identification. The Company incurred approximately $0.6 million and $0.4 million of management fees for the three months ended September 30, 2018 and 2017, respectively. The Company incurred approximately $1.4 million and $1.2 million of management fees for the nine months ended September 30, 2018 and 2017, respectively. These expenses are reflected as Management fees on the Company’s Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

On July 18, 2018, the Company entered into an agreement with NRC Group’s chief executive officer, Christian Swinbank, whereby the Company purchased land owned by Mr. Swinbank located in Coyanosa, Texas, for a total purchase price of $500,000, which is the same amount paid by Mr. Swinbank to acquire that property. The property will be developed as a landfill facility and used to support the Company’s existing environmental services customer base.

9. COMMITMENTS AND CONTINGENCIES

Letters of Credit and Guarantees

Under the terms of its oilfield waste disposal permit for the SKCD facility, financial security must be provided to the Texas Railroad Commission in an amount necessary to close the facility. The Company has secured letters of credit from third-party financial institutions in the amount of $3.3 million as required by the terms of the permit, which have been pledged to the Texas Railroad Commission to cover potential closure costs. In addition, the Company has secured letters of credit from third-party financial institutions in the amount of $1.6 million as required by the terms of the permit, which have been pledged to cover potential closure costs of NRC’s two transfer storage and disposal facilities in Vermont and Maine, as well as other corporate matters. Letters of credit mature within three months to 15 months from September 30, 2018.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Litigation

In the normal course of business, the Company and its subsidiaries are involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that any unfavorable outcomes will have a material adverse effect on the Company’s consolidated financial position or results of operations. At September 30, 2018 and December 31, 2017, the Company has no reserves on its books relative to any outstanding litigation, claim or assessment.

10. SEGMENT DATA AND GEOGRAPHICAL DATA

The Company’s operations are managed within four operating segments: Domestic Standby Services, Domestic Environmental Services, International Services and Sprint. Costs not managed through the Company’s operating segments described above are recorded as “Corporate Items”. Corporate Items represents certain central services that are not allocated to the Company’s operating segments for internal reporting purposes. Corporate Items general and administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company’s operating segments.

The following table provides segment data for the three and nine months ended September 30, 2018 and 2017 (in thousands):

	Domestic Standby Services		Domestic Environmental Services		International		Sprint		Corporate Items		Total
Three Months Ended September 30,
2018 (Unaudited)
Operating revenue	$7,730		$66,077		$7,148		$19,027		$-		$99,982
Operating expenses, including cost of revenue	3,350		47,183		4,477		7,724		-		62,734
Income (loss) before income taxes	788		5,028		1,062		1,478		(8,503)		(147)
Goodwill	-		30,269		2,619		10,935		-		43,823
Assets	77,397		145,112		20,689		93,229		-		336,427
Depreciation and amortization	2,241		3,235		869		3,373		171		9,889
Interest expense	-		(3)		(131)		2,025		4,150		6,041

Three Months Ended September 30,
2017 (Unaudited)
Operating revenue	$10,380		$44,962		$4,531		$12,390		$-		$72,263
Operating expenses, including cost of revenue	4,520		31,676		2,924		6,066		-		45,186
Income (loss) before income taxes	3,463		5,691		(543)		463		(5,016)		4,058
Goodwill		(a)		(a)		(a)		(a)		(a)		(a)
Assets		(a)		(a)		(a)		(a)		(a)		(a)
Depreciation and amortization	1,240		1,780		892		2,614		76		6,602
Interest expense	11		2		7		432		3,176		3,628

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Domestic Standby Services		Domestic Environmental Services		International		Sprint		Corporate Items		Total
Nine Months Ended September 30,
2018 (Unaudited)
Operating revenue	$25,821		$155,495		$17,592		$53,998		$-		$252,906
Operating expenses, including cost of revenue	11,883		121,676		11,766		23,199		-		168,524
Income (loss) before income taxes	6,821		6,825		1,279		7,955		(24,616)		(1,736)
Goodwill	-		30,980		1,908		10,935		-		43,823
Assets	77,397		145,112		20,689		93,229		-		336,427
Depreciation and amortization	3,965		5,872		2,063		9,418		355		21,673
Interest expense	33		174		-		3,195		10,272		13,674

Nine Months Ended September 30,
2017 (Unaudited)
Operating revenue	$24,135		$116,003		$13,534		$30,953		$-		$184,625
Operating expenses, including cost of revenue	9,729		88,745		9,071		15,374		-		122,919
Income (loss) before income taxes	8,574		7,365		(829)		(443)		(16,426)		(1,759)
Goodwill		(a)		(a)		(a)		(a)		(a)		(a)
Assets		(a)		(a)		(a)		(a)		(a)		(a)
Depreciation and amortization	4,046		4,620		2,091		8,051		537		19,345
Interest expense	55		6		35		1,072		9,365		10,533

(a)	Item is not presented on the condensed consolidated financial statements.

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following tables provides revenue by segment for the three and nine months ended September 30, 2018 and 2017 (in thousands):

	For the Three Months Ended September 30, 2018 (Unaudited)
	Domestic	Domestic
	Standby	Environmental
	Services	Services	International	Sprint	Total	% of Total
North America	$7,688	$66,077	$-	$19,027	$92,792	93%
Latin America and Caribbean	42	-	-	-	42	0%
EMEA	-	-	7,139	-	7,139	7%
APAC	-	-	9	-	9	0%
Total operating revenue	$7,730	$66,077	$7,148	$19,027	$99,982	100%

% of Total	8%	66%	7%	19%	100%

	For the Three Months Ended September 30, 2017 (Unaudited)
	Domestic	Domestic
	Standby	Environmental
	Services	Services	International	Sprint	Total	% of Total
North America	$9,917	$44,962	$-	$12,390	$67,269	93%
Latin America and Caribbean	463	-	-	-	463	1%
EMEA	-	-	4,519	-	4,519	6%
APAC	-	-	12	-	12	0%
Total operating revenue	$10,380	$44,962	$4,531	$12,390	$72,263	100%

% of Total	14%	62%	6%	17%	100%

	For the Nine Months Ended September 30, 2018 (Unaudited)
	Domestic	Domestic
	Standby	Environmental
	Services	Services	International	Sprint	Total	% of Total
North America	$24,886	$155,495	$-	$53,998	$234,379	93%
Latin America and Caribbean	935	-	-	-	935	0%
EMEA	-	-	17,573	-	17,573	7%
APAC	-	-	19	-	19	0%
Total operating revenue	$25,821	$155,495	$17,592	$53,998	$252,906	100%

% of Total	10%	61%	7%	21%	100%

NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	For the Nine Months Ended September 30, 2017 (Unaudited)
	Domestic	Domestic
	Standby	Environmental
	Services	Services	International	Sprint	Total	% of Total
North America	$22,778	$116,003	$-	$30,953	$169,734	92%
Latin America and Caribbean	1,357	-	-	-	1,357	1%
EMEA	-	-	13,522	-	13,522	7%
APAC	-	-	12	-	12	0%
Total operating revenue	$24,135	$116,003	$13,534	$30,953	$184,625	100%

% of Total	13%	63%	7%	17%	100%

For the three and nine months ended September 30, 2018 and 2017, there was no single customer responsible for 10% or more of the Company’s operating revenue.

11. SUBSEQUENT EVENTS

On October 17, 2018, NRC Group Holdings Corp. (f/k/a Hennessy Capital Acquisition Corp. III) consummated the previously announced acquisition of all of the issued and outstanding membership interests of NRC Group from JFL Partners, in accordance with the Purchase Agreement, dated as of June 25, 2018 and amended as of July 12, 2018, between Hennessy Capital Acquisition Corp. III and JFL Partners. See Note 3 for more information.

On October 2, 2018 NRC Group completed the acquisition of Quail Run Services, LLC (“Quail Run”), a leading provider of wellsite wastewater treatment services in the Permian Basin and Eagle Ford Shale.  Headquartered in Houston, TX with 5 processing locations across the Permian Basin and Eagle Ford Shale, Quail Run provides an essential requirement critical to keeping upstream producers in the oilfield operational.  NRC Group acquired Quail Run for an initial cash payment of $25.0 million, with an earnout of up to $15.0 million payable on certain financial targets in cash or stock, at the option of NRC Group.  In connection with the Interim Acquisition, NRC Group entered into an incremental term loan in the amount of $35.0 million under its existing Credit Facility.